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                                                                    EXHIBIT 23.2

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 18, 1999 included in Hadco Corporation's Form 10-K for the year ended October 30, 1999 and to all references to our Firm included in this registration statement.

                                    /s/ Arthur Andersen LLP


Boston, Massachusetts
April 12, 2000